Exhibit 16.1

March 12, 2018

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: Pacific Gold & Royalty Corp.

Commission File Number 000-32629

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Pacific Gold & Royalty Corp. Item 4.01 of its Form 8-K dated March 12, 2018 and captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ Accell Audit & Compliance, P.A.

4806 West Gandy Boulevardi Tampa, Florida 33611 i 813.440.6380